SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



        Date of Report (Date of earliest event reported): December 8, 1998


                           BOWLES FLUIDICS CORPORATION
                             A Maryland Corporation
                              SEC File No. 2-37706
                           Employer ID No. 52-0741762
                                6625 Dobbin Road
                            Columbia, Maryland 21045
                                 (410) 381-0400


Item 5.   Other Events.
   Reference is made to the press release issued December 9, 1998, filed herewith as Exhibit 99.1 and incorporated by reference herein, announcing the action taken by the Board of Directors of Bowles Fluidics Corporation (the "Company") at its meeting on December 8, 1998, recommending to the Company's shareholders a proposal to amend the Company's Articles of Incorporation to effect a one-for-one thousand reverse split of its outstanding shares of common stock, par value $.10 per share (the "Reverse Split"). The proposed amendment to the Company's Articles of Incorporation require the approval of two thirds of all votes of shareholders of the Company entitled to vote upon such proposed amendment; however, the Company believes that certain shareholders intending to vote for the proposed amendment possess sufficient shares of stock to approve the proposed amendment. Any fractional shares resulting from the Reverse Split will be redeemed at the price of $1.25 per share of common stock outstanding immediately prior to the adoption of the proposed amendment and giving effect to the Reverse Split.

   Following the reverse stock split and purchase of resulting fractional shares of common stock, it is expected that the number of record shareholders of the Company's common stock will be reduced to below 300, and that the Company will suspend its obligation to file periodic reports with the Securities and Exchange Commission pursuant to Section 15(d) of the Exchange Act of 1934.

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Item 7.   Financial Statements And Exhibits.

   (c) EXHIBITS. The following exhibits are filed herewith:

       99.1 Press release dated December 9, 1998.



                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BOWLES FLUIDICS CORPORATION


Dated: December 9, 1998                By: /s/ _________________________
                                             Eleanor M. Kupris, Secretary



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